Exhibit 99.1

Investor Contact:

Erica Abrams, The Blueshirt Group for Borland

415.217.7722

erica@blueshirtgroup.com

Media Contact:

Aaron Feigin

408.863.2409

aaron.feigin@borland.com

Borland Reports Financial Results for First Quarter of Fiscal Year 2005

SCOTTS VALLEY, Calif. – April 21, 2005 — Borland Software Corporation (Nasdaq: BORL), a global leader in platform-independent solutions for software delivery optimization, today announced financial results for its first quarter ended March 31, 2005.

Revenues for the first quarter of 2005 were $71.3 million, license revenue was $43.6 million, GAAP net income was $3.7 million, or $0.05 per diluted share, and Non-GAAP net income was $2.5 million, or $0.03 per diluted share. Revenue, license revenue and non-GAAP net income were at the high end of guidance provided on April 7, 2005. GAAP net income was higher than the originally estimated range due to a gain on the sale of an investment of $4.7 million.

“Today, we announced results consistent with the ranges provided in our updated guidance on April 7,” commented Dale L. Fuller, President and CEO. “I believe that recent changes made to our regional sales management will enhance our go-to-market efforts and improve our execution over time. We continue to believe strongly that Borland has the right product and customer strategy, as demonstrated by our continued traction with meaningful, large customer transactions. Our customers look to Borland to deliver high quality ALM solutions and help them optimize their software delivery and we continue to be confident in our market opportunity, our technology position and our ability to deliver ever increasing business value to our customers.”

In calculating Non-GAAP operating income, net income and net income per share, Borland utilizes a financial measure of operating income, net income and net income per share that exclude restructuring, amortization of intangible assets, acquisition-related expenses, gains and losses on sales of investments and the related tax effect, if applicable. Investors are encouraged to review the reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measures as provided below.

Business Outlook

Management provided the following financial guidance:

For the quarter ending June 30, 2005, on a GAAP basis:

•	The company expects revenues will be in the range of $70 to $73 million.

•	Forecast net loss per share should be in the range of $(0.21) to $(0.19), including $14 million in restructuring costs related to a facilities move at a U.S. location, which is expected to occur in the second quarter of 2005.

For the quarter ending June 30, 2005, on a Non-GAAP basis:

•	Forecast earnings per share should be in the range of $0.00 to $0.02.

The following table shows our Non-GAAP anticipated results for the quarter ending June 30, 2005 reconciled to the GAAP anticipated results. Our Non-GAAP anticipated results exclude restructuring costs, amortization of intangible assets and acquisition-related expenses.

	Estimated per Share
	Low	High
	(unaudited)
GAAP net loss	$(0.21)	$(0.19)

Restructuring costs, amortization of intangible assets and acquisition-related expenses	0.21	0.21

Non-GAAP net income	$0.00	$0.02

Earnings Conference Call Information

Borland Software Corporation’s first quarter 2005 teleconference and simultaneous Webcast is scheduled to begin at 2:30 p.m. PT, on Thursday, April 21, 2005. To access the live Webcast, please visit the Investor Relations section of Borland’s website. A replay will be available approximately two hours after the conference call ends and will be available through midnight May 5, 2005. The replay number is (800) 405-2236 or (303) 590-3000, with passcode 11028025. The archived Webcast will also be available on our website.

Non-GAAP Financial Measures

Borland provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Borland uses calculations of Non-GAAP operating income, net income and net income per share, which exclude as applicable restructuring, amortization of intangible assets, acquisition-related expenses, gains and losses on sales of investments, and the related tax effect, to evaluate its ongoing operations and to allocate resources within the organization.

Borland’s management does not itself, nor does it suggest that investors should, consider such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Borland presents such Non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Borland’s operating results in a manner that focuses on what management believes to be Borland’s ongoing business operations. Management believes that the inclusion of Non-GAAP financial measures provides consistency and comparability with past reports of financial results and historically provided comparability to similar companies in Borland’s industry. Investors should note, however, that the Non-GAAP financial measures used by Borland may not be the same Non-GAAP financial measures as, and may not be calculated in the same manner as, that of other companies. Borland’s management believes it is useful for the company and investors to review both GAAP information that includes the expenses, charges, gains, and losses mentioned below and the Non-GAAP financial measures of operating income, net income and net income per share that exclude such charges to have a better understanding of the overall performance of Borland’s business and its ability to perform in subsequent periods. Whenever Borland uses such a Non-GAAP financial measure, it provides a reconciliation of Non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure.

Borland excludes restructuring charges, including (i) employee severance and other termination benefits, (ii) lease termination costs and other expenses associated with exiting a facility, (iii) disposition of fixed assets, and (iv) other costs associated with terminating contracts, from its Non-GAAP operating income, net income and net income per share calculations. Expenses related to restructuring have, in some cases, had a significant cash impact and effect on net income as measured in accordance with GAAP. However, Borland’s management believes such restructuring charges are periodic costs incurred to realign its operating expenses with its anticipated future revenues and, consequently, does not consider these restructuring costs as a normal component of its expenses related to ongoing operations. As a result, Borland’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and Non-GAAP measures of operating income and net income that exclude these charges to have a better understanding of the overall performance of Borland’s ongoing business operations and its performance in the periods presented. In accordance with GAAP, Borland regularly amortizes the remaining value of certain intangible assets over various periods. However, these amortization expenses result in no ongoing cash expenditures and otherwise have no material impact on Borland’s ongoing business operations. Similarly, from time to time, Borland undertakes strategic acquisitions and investments. The expenses related to such acquisitions and investments and the gains and losses on investments that are ultimately sold or otherwise disposed of may or may not result in a significant cash impact or effect on net income as measured in accordance with GAAP, but their impact is not directly related to Borland’s ongoing business activities in such periods. Consequently, Borland excludes restructuring costs, amortization of intangible assets, acquisition-related expenses, and gains or losses on the sale of investments, as applicable, from its Non-GAAP financial measures. Borland believes that examination of both GAAP information that includes such charges and Non-GAAP financial measures that exclude such expenses provide management with information valuable to allocating available resources. Borland believes that if it did not provide such Non-GAAP financial information, investors would not have all the necessary data to analyze Borland’s ongoing operations.

About Borland

Founded in 1983, Borland Software Corporation (NASDAQ: BORL) is a global leader in Software Delivery Optimization. The company provides the software and services that align the people, processes and technology required to maximize the business value of software. To learn more about delivering quality software, on time and within budget, visit: http://www.borland.com.

Safe Harbor Statement

This release contains “forward-looking statements” including statements regarding Borland’s strategic focus, near-term and long-term outlook and anticipated financial performance in the coming quarter. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, among others, our ability to sell multi-product solutions for the application development lifecycle; the effects of a longer sales cycle as we increase our focus on larger enterprise customers; our ability to properly scale our services organization to provide the necessary consulting, education and technical support to enterprise-level customers, the changing nature of the markets in which we operate, namely the maturing of the Java IDE market, the effects that altered spending priorities will have on our financial results; market acceptance of our products and services including our enterprise software development platform/solution; and general industry trends, general economic factors and capital market conditions. These and other risks may be detailed from time to time in Borland’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K, and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from http://www.sec.gov. Borland is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Information contained in our website is not incorporated by reference in, or made part of this press release.

(TABLES TO FOLLOW)

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BORLAND SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	March 31, 2005	December 31, 2004
ASSETS
Cash, cash equivalents and short-term investments	$230,725	$221,198
Accounts receivable, net	48,439	62,924
Property and equipment, net	15,848	16,117
Goodwill and intangible assets, net	195,240	195,020
Other assets	23,413	20,024

Total assets	$513,665	$515,283

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deferred revenues	$53,146	$51,647
Other current liabilities	81,829	80,923

Total current liabilities	134,975	132,570

Other long-term liabilities	6,507	6,333

Stockholders’ equity	372,183	376,380

Total liabilities and stockholders’ equity	$513,665	$515,283

BORLAND SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004
Revenues
Licenses and other	$43,564	$50,820
Services	27,760	22,039

Total revenues	71,324	72,859

Cost of revenues
Licenses and other	2,878	2,831
Services	9,328	6,002
Amortization of acquired intangibles	2,512	2,561

Total cost of revenues	14,718	11,394

Gross profit	56,606	61,465

Operating expenses
Selling, general and administrative	42,292	40,575
Research and development	14,629	16,791
Restructuring, amortization of other intangibles and acquisition-related expenses	843	1,739

Total operating expenses	57,764	59,105

Operating income (loss)	(1,158)	2,360
Gain on sale of investment	4,680	—
Interest income and other, net	1,220	268

Income before taxes	4,742	2,628
Provision for income taxes	1,050	1,915

Net income	$3,692	$713

Net income per share – Basic	$0.05	$0.01
Net income per share – Diluted	$0.05	$0.01
Shares used in computing basic net income per share	80,373	80,808
Shares used in computing diluted net income per share	81,590	82,737

BORLAND SOFTWARE CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004
Revenues
Licenses and other	$43,564	$50,820
Services	27,760	22,039

Total revenues	71,324	72,859

Cost of revenues
Licenses and other	2,878	2,831
Services	9,328	6,002
Amortization of acquired intangibles	—	—

Total cost of revenues	12,206	8,833

Gross profit	59,118	64,026

Operating expenses
Selling, general and administrative	42,292	40,575
Research and development	14,629	16,791
Restructuring, amortization of other intangibles and acquisition-related expenses	—	—

Total operating expenses	56,921	57,366

Operating income	2,197	6,660
Gain on sale of investment	—	—
Interest income, net and other	1,220	268

Income before taxes	3,417	6,928
Provision for income taxes (1)	918	2,148

Net income	$2,499	$4,780

Net income per share – Basic	$0.03	$0.06
Net income per share – Diluted	$0.03	$0.06
Shares used in computing basic net income per share	80,373	80,808
Shares used in computing diluted net income per share	81,590	82,737

(1)	For the three months ended March 31, 2005 and 2004, we have presented Non-GAAP income including the tax effect of the Non-GAAP adjustments.

Reconciliations

In calculating Non-GAAP operating income, net income and net income per share, Borland utilizes a Non-GAAP financial measure. Investors are encouraged to review the reconciliation of Non-GAAP operating income, net income and net income per share to the most directly comparable GAAP measures as provided below.

RECONCILIATION OF NON-GAAP OPERATING INCOME

	Three Months Ended March 31,
	2005	2004
	(in thousands, except per share data, unaudited)
GAAP net operating income (loss)	$(1,158)	$2,360
Restructuring and other expenses	(72)	(86)
Amortization of intangible assets	3,254	3,751
Acquisition-related expenses	173	635

Non-GAAP operating income	$2,197	$6,660

RECONCILIATION OF NON-GAAP NET INCOME AND

NET INCOME PER SHARE

	Three Months Ended March 31,
	2005	2004
	(in thousands, except per share data, unaudited)
GAAP net income	$3,692	$713
Restructuring and other expenses	(72)	(86)
Amortization of intangible assets	3,254	3,751
Acquisition-related expenses	173	635
Gain on sale of investment	(4,680)	—
Tax effect on Non-GAAP items (1)	132	(233)

Non-GAAP net income	$2,499	$4,780

Basic Non-GAAP net income per share	$0.03	$0.06
Shares used in computing basic net income per share	80,373	80,808
Diluted Non-GAAP net income per share	$0.03	$0.06
Shares used in computing diluted net income per share	81,590	82,737

(1)	For the three months ended March 31, 2005 and 2004, we have presented Non-GAAP income including the tax effect of the Non-GAAP adjustments.